SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 7, 2003

Date of Report

(Date of earliest event reported)

TAITRON COMPONENTS INCORPORATED

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-25844 (Commission File Number)	95-4249240 (I.R.S. Employer Identification No.)

28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA 91355

(Address of principal executive offices) (Zip Code)

(661) 257-6060

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

ITEM 5.    Other Events

The Company is filing this Current Report on Form 8-K for the purpose of filing with The Securities and Exchange Commission as Exhibit 99.01 hereto the Company’s press release, dated August 7, 2003, announcing (a) the Company’s financial results for the quarter ending June 30, 2003, (b) the Company’s receipt of notice that its securities are not in compliance with the Nasdaq National Market continued listing requirements, and (c) the Company’s plans to apply for listing on the NASDAQ SmallCap Market and retain its ticker symbol TAIT.

ITEM 7.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits.

99.01    Press release, dated August 7, 2003.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Date: August 7, 2003	By:	/s/ STEWART WANG
Stewart Wang Chief Executive Officer, Director, Chief Financial Officer and Principal Accounting Officer.